Exhibit 10.1

MASTER GEOPHYSICAL DATA-USE LICENSE

(Multiple Transaction)

This Master Geophysical Data-Use License (the “License”) is dated effective this 12TH day of June, 2014, between Seismic Exchange, Inc., a Louisiana corporation (“Licensor”) and Virtus Oil and Gas Corp., a Nevada corporation (“Licensee”).

In consideration of the mutual promises contained in this License and other good and valuable consideration, Licensor agrees to grant to Licensee and Licensee agrees to accept a non-exclusive license to use certain Data from time to time upon the terms and conditions set forth in this License. Upon each occasion Licensor licenses specific Data to Licensee, the Parties will execute a supplemental agreement (“Supplement”) to this License. The Supplement will be in substantially the form attached to this License as Exhibit A and will identify the specific Data licensed, the consideration to be paid by Licensee, and other particulars concerning the license transaction to which the Parties mutually agree.

1.	Definitions: Capitalized terms used in this License have the following meanings:

1.1	“Acquirer(s)” means Third Parties that acquire, either directly or indirectly, Ownership or Control, whether accomplished by statutory merger, consolidation or stock purchase, or an asset sale representing one hundred percent (100%) of the oil and gas assets of Licensee.

1.2	“Confidentiality Agreement(s)” means a written agreement between Licensee and a Third Party to maintain the Data and Derivatives in strict confidence as provided herein and not to Show or transfer the Data, Derivatives, or any analyses or interpretations thereof to any Third Party.

1.3	“Consultant(s)” means Third Parties which are bona fide, recognized consultants in the geophysical industry engaged by Licensee to interpret, reprocess, or make other technical studies of the Data for the sole use and benefit of Licensee. Licensee’s Consultants may not be Prospective Partners, Partners, Prospective Acquirers or Acquirers, marketers of geophysical data, or any individual or organization that owns a working interest position in/under any of the area (land acreage or marine blocks) covered by the Data. Additionally, any individual or organization that is qualified to be an operating rights holder or operator (under federal regulations) shall be excluded from the definition of Consultant(s).

1.4	“Control(s)” means the ability to direct, manage and/or dictate the actions of and/or determine the management of the entity in question whether by the election of members of the Board of Directors or other governing body of such entity, or by having a majority number of members of such governing body or by other means.

1.5	“Data” means geophysical and geological information, regardless of the form or medium on which it is displayed or stored. Data also includes interpretations created by Licensor for license to Third Parties. Specific Data subject to this License is more particularly described in each Supplement.

1.6	“Data Owner” means the entity that holds actual title and ownership interest in and to the Data and is identified specifically on the Supplement(s).

1.7	“Derivative(s)” means all processed and reprocessed Data regardless of the form or medium on which it is displayed or stored whether produced by Licensee or Third Parties.

1.8	“License” means this agreement as supplemented by each Supplement.

1.9	“Licensee” is defined in the first paragraph of this License.

1.10	“Licensor” is defined in the first paragraph of this License.

1.11	“Licensee Interpretation(s)” means products created by Licensee or its Consultants that are based upon space and time location of the Data and/or Derivatives but do not directly incorporate actual Data or Derivative values or magnitudes.

1.12	“Ownership” or “Owns” means, in the case of a corporation or other entity that issues voting securities, greater than 50% of the outstanding common stock or other voting securities and, in the case of a partnership trust or other entity, greater than 50% of the interest in the profits thereof.

1.13	“Parties” means Licensor and Licensee. “Party” means either Licensor or Licensee.

1.14	“Partner(s)” means Third Parties contractually related to Licensee in Third Party Business Transactions (whether or not such relationships constitute a partnership at law).

1.15	“Processor(s)” means Third Parties which are bona fide recognized contractors that are engaged by Licensee to provide reformatting or reprocessing services for geophysical and geological data for the sole use and benefit of Licensee; provided that such contractors are not, directly or indirectly, related to or in the business of exploring for or producing hydrocarbons.

1.16	“Prospective Acquirer(s)” means any Third Party who is conducting bona fide negotiations in an endeavor to become an Acquirer.

1.17	“Prospective Partner(s)” means any Third Party who is conducting bona fide negotiations in an endeavor to become a Partner.

1.18	“Related Entity or Related Entities” means any entity which, as of the date of this License, is (i) wholly owned by Licensee (Licensee’s subsidiary), or (ii) wholly owns Licensee (Licensee’s parent), or (iii) is a result of an internal reorganization provided such reorganization shall not include entities formed after the date hereof to accomplish a statutory merger, asset sale or purchase, stock sale or purchase or any other transaction with an entity that is not defined as a Related Entity as of the date of this License.

Licensor __________	Page 1 of 6	Licensee __________

SEI® Corpus Christi • Dallas • Denver • Houston • New Orleans • Tulsa

1.19	“Show(n)” means to display or otherwise allow passive viewing, under the direct supervision and control of Licensee, of the Data or Derivatives for short periods of time to a Third Party in secure environments whereby such Third Parties are not able to (i) operate any computer workstation on which the Data or Derivatives are displayed; (ii) make copies, summaries, transcriptions, reproductions or interpretations of any type; (iii) remove copies, summaries or transcriptions of the Data or Derivatives from Licensee’s premises; or (iv) otherwise impair the intellectual property value of such Data or Derivatives.

1.20	“Storage Contractor(s)” means Third Parties which are bona fide recognized contractors that are engaged by Licensee to provide central storage facilities and retrieval services and/or electronic databases for geophysical and geological data for the sole use and benefit of Licensee; provided that such contractors are not, directly or indirectly, related to or in the business of exploring for or producing hydrocarbons and are not competitors of Licensor.

1.21	“Supplement(s)” is defined in the second paragraph of this License.

1.22	“Third Party” or “Third Parties” means any corporation, individual, partnership, trust, or other entity not a party to this License (including Prospective Acquirers and Prospective Partners) other than a Related Entity.

1.23	“Third Party Business Transaction(s)” means farmouts, operating agreements, acreage trades, areas of mutual interest, joint development agreements, joint bidding agreements and similar business transactions entered with Third Parties for the joint exploration and/or development of a particular geographical area(s).

2.	Data Ownership/Confidential Treatment:

2.1	Ownership/Confidentiality. Licensor owns or otherwise has the right to license to others the right to house the Data. Licensor represents, and Licensee acknowledges, that the Data and Derivatives, regardless of the form or the medium on which they are stored, constitute a valuable and highly confidential trade secret that are not generally available and are the sole property and proprietary information of Licensor (and/or Data Owner on behalf of which Licensor acts). Title to the Data shall remain in Licensor (and/or Data Owner on behalf of which Licensor acts) and Licensee shall acquire, under the terms hereof, only the non-exclusive right to utilize such Data on the terms provided herein. Licensee shall in no event disclose or transfer the Data or any derivation thereof to any individual or entity whatsoever, except as may specifically be provided in this License. Licensor shall have the right at any time to license any part of the Data to persons or entities other than the Licensee at such prices and on such terms as are determined by Licensor. Except as expressly permitted by this License, Licensee agrees (a) to keep strictly confidential, and shall ensure that its employees and agents keep strictly confidential, the Data and Derivatives and (b) not to Show, allow the use of, or deliver the Data or Derivatives to any other person.

2.2	Original Data-Retention/Licensing, Right to Destroy. It is the intent of Licensor to retain the original Data (such as field tapes and other related information obtained during acquisition); however, Licensee acknowledges that original media may erode, become damaged, and/or contain Data not relevant to the licensed area and n such situations, Licensor may be unable to provide Licensee the portion of the original Data thereby affected. Licensor shall have the sole right to delete or discard the original Data at Licensor’s sole discretion. Licensee may obtain a license to use such original Data subject to such additional terms and conditions as Licensor deems necessary, which terms may include the payment of an additional license fee.

2.3	Notice of Restricted Use. Licensee may make copies of any Data and Derivatives for the sole purpose of using such copies pursuant to the rights granted herein; provided that all such copies shall have the following Notice printed thereon or attached to it or its container:

NOTICE

“This Data is proprietary to and a trade secret of Seismic Exchange, Inc. (“Licensor”) or Data Owner. The use of this Data and Derivatives is restricted to those individuals and entities holding a valid use license from Licensor or Data Owner and is subject to the confidentiality terms of that license.

This notice shall not be removed, obliterated, concealed or otherwise obscured by Licensee or those to whom the Data or Derivatives is disclosed or transferred, as may be permitted in this License.

3.	Disclosure of Data & Derivatives: Licensee shall have the non-exclusive right to use the Data and Derivatives for its internal purposes only. Licensee shall not show, transfer or otherwise dispose of or allow access to, or use of any or all, of the Data or Derivatives except as specifically provided for in this Article 3. Copies of any Confidentiality Agreements between Licensee and Third Parties as required by the terns of this License shall be provided to Licensor upon written request.

3.1	Related Entities. Related Entities shall have the same right of usage of the Data and Derivatives as has Licensee, provided that such Related Entity shall be bound by the terms of this License to the same extent as is Licensee. In the event that any such Related Entity should cease to exist or no longer meet the definition of a Related Entity, all rights of usage by such entity in the Data and Derivatives shall immediately cease and any copies of the Data and Derivatives, or physical manifestations thereof, then in the possession of such entity shall immediately be returned to Licensee.

3.2	Government Agencies

3.2.1	Notwithstanding the foregoing, the Data and derivatives may be disclosed to the extent such disclosure is specifically required by law, governmental or court decree, order rule or regulation, or by any similar legal process. In the event Licensee is required by law, governmental or court decree, order, rule or regulation, or by any similar legal process to disclose any Data or derivatives, Licensee shall give Licensor prompt notice of such process so that Licensor may seek an appropriate protective order (or other appropriate remedy) with respect to maintaining the confidentiality of the affected Data and Derivatives before disclosure thereof by Licensee. If, in the absence of a protective order, Licensee is nevertheless compelled to disclose Data or derivatives, Licensee may disclose only that portion of the Data or Derivatives that Licensee is advised by written opinion of counsel is legally required to be disclosed in compliance with the relevant process. In the event of such disclosure, Licensee shall give Licensor written notice of the Data or Derivatives that Licensee is advised by written opinion of counsel is legally required to be disclosed in compliance with the relevant process. In the event of such disclosure, Licensee shall give Licensor written notice of the Data or Derivatives to be disclosed as far in advance of its disclosure as practicable, and upon Licensor’s request, Licensee shall use reasonable efforts to obtain assurances that the disclosed Data or Derivatives will be accorded confidential treatment.

Licensor __________	Page 2 of 6	Licensee __________

SEI® Corpus Christi • Dallas • Denver • Houston • New Orleans • Tulsa

3.2.2	Pursuant to regulations issued by the Bureau of Ocean Energy Management (“BPEM”) or the Bureau of Safety and Environmental Enforcement (“BSEE”), agencies of the United States government, or precedessors or successors as applicable, licensor hereby notifies Licensee, and Licensee hereby acknowledges that by licensing to Licensee of geological and/or giophysical Data or Derivatives, Licensee assumes the obligations under 30 CFR Parts 250-252 and/or 550-551, as applicable, and as amended or superseded from time to time. The provisions of this paragraph do not limit or supersede the provisions of Section 3.2.1 above.

3.3	Outside Service Providers

3.1.1	Consultants The Data and Derivatives may be made available to Licensee’s Consultant for the sole use and benefit of Licensee provided the Consultant signs a Confidentiality Agreement in advance of the restricted use of the Data or Derivatives. The Data and Derivatives shall remain on the premises of Licensee and all analyses or interpretations hereof by Consultant shall be done on such premises and shall not be removed therefrom without the prior written consent of Licensor. Upon completion of the work for which Consultant has been engaged, the Consultant shall not retain any copies of the Data, Derivative, or any analyses or interpretations of the Data or Derivatives.

In the event Licensee deems it necessary for Data and Derivatives, or portions thereof, to be removed from Licensee’s premises for utilization by a Consultant, Licensee hereby agrees to do so only under the following conditions: Licensee shall submit a request in writing to Licensor for removal of the Data and Derivatives which shall include a) the name and address of such Consultant, b) a copy of Licensee’s agreement with such Consultant whereby Consultant agrees to the conditions set forth herein for such Licensee’s representation and warranty that Consultant is contracted to provide consulting services exclusively for Licensee, d) Licensee’s representation and warranty that Licensee shall be responsible for compliance herewith by such Consultant, e) Licensee’s agreement that upon the occurrence of any breach hereof by License or its Consultant, including, but not limited to, the unauthorized disclosure of the Date and Derivatives to third party or use of the Data and Derivatives by Consultant for purposes other than for the benefit of Licensee, then in such event Licensees shall pay Licensor damages, and not as a penalty, a fee equal to Licensor’s then current license fee for each linear or square mile of the the Data and Derivatives involved in such breach or unauthorized disclosure or use. Licensor shall not unreasonably withhold its consent to Licensee’s request for such removal of the Data Derivatives from Licensee’s premises for use by a Consultant in accordance herewith, provided, however, Licensor may condition such consent on additional assurances, as Licensor deems necessary, to protect the confidentiality of the Data and Derivatives.

3.3.2	Processors The Data may be made available to Licensee’s Processors for the purpose of creating Derivatives provided the Processor signs a Confidentiality Agreement in Advance of the restricted use of the Data and immediately returns the Data and Derivatives to Licensee upon the completion of the work for which the Processor has been engaged. All Derivatives shall be marked as provided in Section 2.3 above to identify it as containing Data proprietary to Licensor. Upon completion of the work for which Processor has been engaged, the Processor shall not retain any copies of the Data, derivatives, or any analyses or interpretations of the Data or Derivatives.

3.3.3	Storage Contractors The Data and Derivatives may be delivered to the custody of Licensee’s Storage Contractor provided the Storage Contractor (i) signs a Confidentiality Agreement prior to the delivery of any Data; (ii) makes such Data and Derivatives available only to Licensee or Licensee’s Related Entities as authorized by Licensee as provided herein; and (iii) immediately returns all copies of the Data and Derivatives to Licensee upon completion of the service engagement with Licensee.

3.3.4	Compliance Licensee shall be responsible for compliance herewith or Consultant(s), Processor(s), and Storage Contractor(s).

3.4	Prospective Acquirers/Prospective Partners/Partners Licensee may Show the Data or Derivatives to Prospective Acquirers, Prospective Partners, or Partners provided the respective Third Party signs a Confidentiality Agreement, to be provided to Licensor upon request, in advance of the disclosure of the Data or Derivatives, the Data or Derivatives Shown are limited to such portions of the Data or Derivatives directly pertaining to the prospect(s) under negotiation, and that such disclosures shall occur on Licensee’s premises.

3.5	Partners Licensee shall not give copies of the Data or Derivatives to any Acquirer of Licensee or any Partner or Prospective Partner of Licensee without the express prior written consent of Licensor; such consent may be premised upon the payment of a fee to Licensor.

3.6	Internet Disclosures Licensee shall not Show Data or Derivatives to Third Parties via the Internet, E-Commerce sites, virtual data rooms, asset divestiture web sites, or any other similar means of virtual access outside of Licensee’s premises without the express written consent of Licensor; such consent may be premised upon the payment of a fee to Licensor.

4.	Taxes: In the event any sales, gross receipts, value added, use or similar tax is levied or assessed against Licensor as a consequence of the licensing of Data to Licensee hereunder, such taxes shall be for the sole account of Licensee, who shall promptly reimburse Licensor in full for any taxes so paid by Licensor upon receipt by Licensee of Licensor’s invoice.

5.	Transfer of License: Licensee shall not sell, sublicense, assign, or transfer this License to a Third Party, in whole or in part, or transfer its rights or obligations hereunder.

5.1	Acquisition/Mergers This License and all Supplement(s) shall automatically terminate at such time a Third Party becomes an Acquirer of Licensee unless Licensor receives payment from either Licensee or the Acquirer in the amount of no greater than fifth percent (50%) of the highest current licensee fee as of the date of the acquisition or merger linear mile or per square mile, as applicable, and the Acquirer signs Licensor’s then standard license agreement. Should this License terminate, the provisions of Section 8 regarding the return of Data and Derivatives shall apply.

Licensor __________	Page 3 of 6	Licensee __________

SEI® Corpus Christi • Dallas • Denver • Houston • New Orleans • Tulsa

5.2	The provisions of this Section 5 shall not apply to situations where the voting securities of Licensee (or any of its parents) are publicly traded and the ownership of such securities changes over time in the normal course of business unless, however, Ownership or Control of Licensee (or any of its parents) becomes, after the date hereof, concentrated in one unrelated Third Party or more than one such Third Parties acting together.
6.	WARRANTIES AND DISCLAIMERS:
6.1	LICENSOR WARRANTS ONLY THAT IT OWNS OR CONTROLS THE OWNERSHIP RIGHTS IN THE DATA AND HAS FULL AUTHORITY AND POWER TO GRANT TO LICENSEE THE USE RIGHTS COVERED BY THIS LICENSE. LICENSOR ASSUMES ALL LIABILITIES WHICH MAY ARISE OUT OF ITS ACTIVITIES IN ACQUIRING AND PROCESSING THE DATA, AND AGREES TO INDEMNIFY, DEFEND AND HOLD LICENSEE HARMLESS FROM ANY CLAIMS, ACTIONS, OR DAMAGES, INCLUDING ATTORNEY’S FEES AND EXPENSES, ARISING OUT OF SUCH ACTIVITIES, PROVIDED LICENSEE NOTIFIES LICENSOR PROMPTLY IN WRITING OF ANY SUCH CLAIMS AGAINST IT AND GIVES LICENSOR AUTHORITY, INFORMATION AND ASSISTANCE (AT LICENSOR’S EXPENSE) FOR THE DEFENSE OR ASSISTANCE IN THE DEFENSE OF SUCH PROCEEDINGS.

6.2	DATA DELIVERED TO LICENSEE HEREUNDER ARE, TO THE BEST OF THE KNOWLEDGE, INFORMATION AND BELIEF OF LICENSOR, PREPARED IN ACCORDANCE WITH ACCEPTED PRACTICES OF THE GEOPHYSICAL AND LICENSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN RESPECT TO THE QUALITY, ACCURACY OR USEFULNESS OF SUCH DATA OR OTHERWISE AND ANY SUCH IMPLIED WARRANTIES OR REPRESENTATIONS ARE HEREBY EXPRESSLY NEGATED. SUCH DATA ARE DELIVERED HEREUNDER WITH THE EXPLICIT UNDERSTANDING AND AGREEMENT OF LICENSEE THAT ANY ACTION TAKEN OR EXPENDITURES MADE BY LICENSEE AND ITS RELATED ENTITIES AND MEMBERS OF ITS EXPLORATION GROUPS BASED ON ITS OR THEIR EXAMINATION, EVALUATION, INTERPRETATION OR USE OF THE DATA SHALL BE AT ITS OWN RISK AND RESPONSIBILITY AND NEITHER LICENSEE NOR SUCH OTHER PARTIES SHALL HAVE ANY CLAIM AGAINST LICENSOR AND HEREBY RELEASES LICENSOR FROM ANY LIABILITY AS A CONSEQUENCE THEREOF.

6.3	LICENSOR MAKES NO REPRESENTATION THAT OIL AND GAS OR OTHER MINERAL LEASES WILL BE GRANTED OR OTHER EXPLORATION ACTIVITY WILL BE AUTHORIZED FOR AREAS COVERED BY THE DATA BY ANY INDIVIDUAL, CORPORATION, GOVERNMENT ENTITY OR OTHER THIRD PARTY AND ANY IMPLIED WARRANTY OR REPRESENTATION TO THAT EFFECT IS HEREBY EXPRESSLY NEGATED.

6.4	NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREINABOVE, LICENSOR SHALL IN NO EVENT BE LIABLE TO LICENSEE OR ANY OTHER PARTIES FOR PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF THIS LICENSE OR THE USE BY LICENSEE OR SUCH OTHER PARTIES OF THE DATA, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS INTERRUPTION, HOWEVER, SAME MAY BE CAUSED.

7.	Term & Termination:

7.1	Subject to the further provisions hereof, the term of this License shall end seven (7) years from the date first written above. The term on each Supplement shall end twenty (20) years after the effective date of such Supplement. Notwithstanding the foregoing, the Parties shall continue to be bound by all terms and conditions of this License for the unexpired term of any active Supplement(s).

7.2	Automatic Termination This License and Supplement(s) shall automatically terminate should the following occur:
7.2.1	In accordance with Section 5.1; or

7.2.2	Should Licensee voluntarily file a petition in bankruptcy or assign, voluntarily or involuntarily, its assets for the benefit of its creditors or should proceedings be commenced against or by Licensee under any bankruptcy, insolvency or similar statute; or

7.2.3	Should Licensee commit a material breach of any provision of this License and/or Supplement(s) relating to use, display, Showing, sale, trade, lending, or other disposition of the Data and Derivatives, except as specifically authorized herein.
7.3	Termination Upon Notice This License and all Supplement(s) shall terminate should the following occur:
7.3.1	Should Licensee fail to comply with or breach of any other provisions not included in Section 7.2 above and subsequently fail to remedy such breach within thirty (30) days following written notice from Licensor; or

7.3.2	Should Licensee fail to make any payment for use of the Data as set forth in this License or applicable Supplement and subsequently fail to remedy such breach within thirty (30) days following the date of any initial notice from Licensor.

7.4	Waiver Notwithstanding the foregoing, such terminations may be waived if agreed to in writing by both Parties.

8.	Effects of Termination:

8.1	Return of Data Upon termination of this License or any Supplement, regardless of the cause, Licensee shall within thirty (30) days return and/or destroy all respective Data and Derivatives and shall within the same thirty (30) day period provide written certification that all copies of the Data and Derivatives, and any physical manifestations thereof, subject to this License and/or the affected Supplement, have been returned to Licensor or destroyed, including removal of such Data from Licensee’s storage and archival systems, workstations, prospect files, and that Licensee has retained no copies of such Data and Derivatives. For a period of twelve (12) months from the termination of any License or Supplement, Licensor shall have the right to audit Licensee’s premises, systems and storage sites to verify that all of the affected Data and Derivatives have been returned or destroyed. The Parties hereby agree that Licensee Interpretations shall not be affected, returned, or destroyed and shall remain the property of Licensee.

Licensor __________	Page 5 of 6	Licensee __________

SEI® Corpus Christi • Dallas • Denver • Houston • New Orleans • Tulsa

8.2	Collection Expenses If Licensor is required to engage the services of a collection agency or attorney to enforce its rights under this License, including an action for damages, declaratory judgment or injunction, Licensor shall be entitled to recover, in addition to any other costs and relief that may be granted by the court in any such action, reasonable attorney fees and other costs of collection, as well as court costs and other fees and expenses incurred by reason of such engagement. That recovery shall include court costs and attorney’s fees incurred by Licensor during any appeal.

8.3	Cumulative Rights The rights and remedies granted in this License to Licensor in the event of default are cumulative and the exercise of any of those rights and remedies shall be without prejudice to the enforcement of any other right or remedy, including without limitation injunctive relief and specific enforcement, available by law or in equity or authorized by this License.

9.	Confidentiality of License Agreement: Licensee agrees that this License and any Supplement and the terms hereof any thereof are confidential and may not be disclosed to any individual or entity without Licensor’s prior written consent, except this License and its terms may be disclosed (i) to Licensee’s employees as required in the performance of their duties; (ii) to outside auditors, Consultants and counsel to the extent necessary to perform their respective duties to the Licensee; (iii) as required by law or regulatory or judicial order, provided that Licensee provides Licensor with prompt written notice in order that Licensor may seek a protective order or other appropriate remedy and Licensee shall only furnish that portion of the License or Supplement that is legally required and will use its best efforts to obtain reliable assurance that confidential treatment will be accorded such documents; (iv) to Related Entities pursuant to Section 3.1 above; and Licensee may disclose the existence of the License to acknowledge that Licensee holds a valid license to the Data in the geographic area covered by this License hereunder.

10.	Notices:

10.1

All notices permitted or required to be given under the terms of this License shall be in writing and shall be deemed effective upon receipt if sent by registered or certified and return receipt requested prepaid post, or by telex, telecopier, facsimile, e-mail or other electronic means (all with receipt confirmation) or by commercial courier/messenger service and addressed to the respective Parties hereto at their respective addresses shown below or at such other address as shall be designated in accordance with this Notice Provision.

Licensor	Licensee
Seismic Exchange, Inc.	Virtus Oil and Gas Corp.
11050 Capital Park Drive	1517 San Jacinto Street
Houston, TX 77041	Houston, TX 77002
Phone: (832) 590-5100	Phone: (281) 806-5000
Facsimile: (832) 590-5294	Facsimile: (281) 605-5842
Attn: Julie Kay Hardie	Attn: Rupert Ireland

10.2

Either Party may change its address for notices purposes at any time upon giving written notice specifying such new address and the effective date of such address change to the other Party, as provided above.

11.	Waiver: The rights of each Party hereto, whether granted by this License or by law or equity, may be exercised, from time to time, singularly or in combination, and the waiver of one or more of such rights shall not be deemed to be a waiver of such right in the future or of any one or more of such rights shall not be deemed to be a waiver of such right in the future or of any one or more of the other rights which the exercising Party may have. Any right and any breach of a term, provision or condition of this License by one Party shall not be deemed to have been waived by the other Party hereto, unless such waiver is expressed in writing and signed by an authorized representative of such Party, and the failure of either Party to insist upon the strict performance of any term, provision or condition of this License shall not be construed as a waiver or relinquishment in the future of the same or any other term, provision or condition.

12.	Governing Law/Disputes: All questions arising out of or concerning this License and each Supplement or its validity, interpretation, performance or breach shall be governed and decided by application of the appropriate laws (except for any rule of such laws which would make the law of any other jurisdiction applicable hereto) of the State of Louisiana. Any dispute between the Parties that cannot be resolved by mutual agreement shall be resolved and decided by the federal or state courts of the State of Louisiana and the Parties hereto do hereby irrevocably submit themselves to the jurisdiction of such courts for such purposes.

13.	Headings: The headings in this Agreement and any index are for convenience reference only and shall not be used as aids to its interpretation.

14.	Entire Agreement: There are no understandings or agreements relative to this License and each Supplement concluded by the Parties pursuant hereto that are not fully expressed herein. This License and each Supplement are the entire agreement of the Parties concerning the subject matter hereof, and no modification, amendment or addition to this License or a Supplement may be effected unless in writing which specifically references this License and/or the applicable Supplement and is signed by an authorized representative of each party.

IN WITNESS WHEREOF, the Parties have caused this License to be executed and effective as of he date first above written.

Licensor:	Licensee:
Seismic Exchange, Inc.	Virtus Oil and Gas Corp.

By: /s/ Shirley Ross for Julie Hardie	By: _________________
Title: License Administrator	Title: ________________
Date: June 12, 2014	Date: ___________________

Licensor __________	Page 5 of 6	Licensee __________

SEI® Corpus Christi • Dallas • Denver • Houston • New Orleans • Tulsa

Exhibit “A”

Supplemental Agreement

SEI Reference Number:

This Supplemental Agreement (“Supplement”) is dated this _____ day of _______,____ between Seismic Exchange, Inc. (“Licensor”), and Virtus Oil and Gas Corp. (“Licensee”) subject to the following:

1.	The License. This Supplement is concluded pursuant to and made part of this Master Geophysical Data-Use License between the parties hereof dated the 12th day of June, 2014 (the “License”), the terms of which are incorporated herein by reference, except as expressly negated or modified below.

2.	The Data. The Data subject hereto is summarized as follows and described on Exhibit A, attached hereto, which sets forth a complete listing of the 2D seismic lines and mileage licensed:

Date Type:_________________________________
Location: __________________________________
Marketing Rep: _____________________________
Sub-Broker: ________________________________
SEI Office: _________________________________

3.	Compensation: The “Grand Total” above sets forth the compensation for the non-exclusive right to use such Data and related charges for reproduction. Licensor shall invoice Licensee for the Grant Total, which shall be due within thirty (30) days of invoice date. Payment of any portion of the Grand Total shall not be conditioned upon the subsequent receipt of any supporting information.

4.	Data Version(s) and Media Ordered:

Data delivered to the following addresses:
Company and Attention Deliverables:

5.	Counterparts: This License Agreement may be executed i) in counterparts, each of which is deemed an original and together they constitute one and the same instrument; and/or ii) by facsimile, electronic, digital or comparable signature, which shall be deemed by the Licensor and Licensee to be effective as an original manual signature. An executed License Agreement may also be transmitted by facsimile or electronic means
LICENSOR:	LICENSEE:
Seismic Exchange, Inc.	Virtus Oil and Gas Corp.
11050 Capital Park Drive	1517 San Jacinto Street
Houston, TX 77041	Houston, TX 77002

Attention:	Attention: Rupert Ireland

By: _________________________	By: _____________________
Acting on Behalf of the Data Owner(s) as detailed above
Date: ________________________	Date:___________________________

2D DATA: Please sign and return to Seismic Exchange, Inc., Attn: 2D Licenses, 11050 Capital Park Drive, Houston, Texas 77041, or Licenses@seismicexchange.com.

3D DATA: Please sign and return to Seismic Exchange, Inc., Attn: 3D Licenses, 11050 Capital Park Drive, Houston, Texas 77041, or Licenses@seismicexchange.com.

Licensor __________	Page 6 of 6	Licensee __________

SEI® Corpus Christi • Dallas • Denver • Houston • New Orleans • Tulsa

Supplemental Agreement

SEI Reference Number: 14-1948

This Supplemental Agreement (“Supplement”) is dated this 12th day of June,2014 between Seismic Exchange, Inc. (“Licensor”), and Virtus Oil and Gas Corp. (“Licensee”) subject to the following:

1.	The License. This Supplement is concluded pursuant to and made part of this Master Geophysical Data-Use License between the parties hereof dated the 12th day of June, 2014 (the “License”), the terms of which are incorporated herein by reference, except as expressly negated or modified below.
2.	The Data. The Data subject hereto is summarized as follows and described on Exhibit A, attached hereto.

3.	Compensation. The “Grand Total” above sets forth the compensation for the non-exclusive right to use such Data and related charges for reproduction. Licensor shall invoice Licensee for Grand Total plus applicable sales tax, if any, upon receipt to this executed Supplement, and such shall be immediately due. Licensee shall make payment by wire or ACH transfer; however, Licensee shall be responsible for any fee(s) charged by the initiating bank for such wire or ACH transfer and shall ensure that the full invoiced amount is remitted to Licensor. This license is contingent upon Licensee’s pre-payment of the Grand Total prior to the delivery f any Data to Licensee. Payment of the Grand Total shall not be conditioned upon the subsequent receipt of any supporting information.

4.	Tape Contingent: These Data have been ordered contingent upon field tape and support data (“Field Data”) availability. Upon receipt of the Field Data, Licensee shall have fifteen (15) business days to notify Licensor in writing, with supporting documentation satisfactory to Licensor that Licensee believes less than 95% of Field Data was provided. If Licensee fails, for any reason, to provide written notice to SEI within such fifteen (15) day period, Licensee shall have deemed the Field Data acceptable and the contingency shall be deemed satisfied.

If, however, timely notice and satisfactory supporting documentation are provided to Licensor that such contingency was not satisfied, Licensee may a) elect to return all affected Data and any copies thereof within thirty (30) days of Licensee’s notice,pursuant to Article 8.1 of the License, and receive a credit equal to 100% of the License Fee for the affected line, therefore offsetting any License Fee related to the affected line or select replacement Data within thirty (3) days of such election; or b) retain such Data and receive a credit equal to 25% of the License Fee for the affected line. Any such credit may be applied to the license fee for any SEI 100%-owned or controlled 2D data license; provided, however, that such credit shall be forfeited if not utilized within six (6) months following the issuance of the credit.

5.	2D Product Set(s) Ordered. Detailed on Exhibit “A”, attached hereto, but summarized below:

6.	Counterparts: This Supplement may be executed i) in counterparts, each of which is deemed an original and together they constitute one and the same instrument; and/or ii) by facsimile, electronic, digital or comparable signature, which shall be deemed by the Licensor and Licensee to be effective as an original manual signature. An executed License Agreement may also be transmitted by facsimile or electronic means
Licensor:	Licensee:
Seismic Exchange, Inc.	Virtus Oil and Gas Corp.
11050 Capital Park Drive	1517 San Jacinto Street
Houston, TX 77041	Houston, TX 77002

Attention: Annika Otness/Denver	Attention: Rupert Ireland

By: _________________________	By: _____________________
Acting on Behalf of the Data Owner(s) as detailed above
Date: June 12, 2014	Date:___________________________

Please sign and return to Seismic Exchange, Inc., Attn: 2D Licenses, 11050 Capital Park Drive, Houston, Texas 77041, or Licenses@seismicexchange.com.

SEI Reference Number: 14-1948     Page 1 of 3

SEI® Corpus Christi • Dallas • Denver • Houston • New Orleans • Tulsa

2D Basic Processed Product Set (2DB) - comprised of one PSTM Stack, one Post Stack Migration, and one Unmigrated Stack (if available) from the latest processed version/vintage of the data available at the time of the license and includes both SEGY and .tiff formats.

2D Underlying Data Product (2DU) - comprised of one version of underlying field data to be selected by Licensor with Field Shot Records SEGY (without Geometry), if available, as the first choice and shall include all associated support data. In the event such 2D Underlying Data Product is unavailable, Licensor, in its sole discretion, will substitute the best 2D Underlying Data Product available, if any.

SEI Reference Number: 14-1948     Page 2 of 3

SEI® Corpus Christi • Dallas • Denver • Houston • New Orleans • Tulsa

Virtus Oil and Gas Corp.

1517 San Jacinto Street

Houston, TX 77002

June 12, 2014

Seismic Exchange, Inc.

11050 Capital Park Drive

Houston, Texas 77041

Facsimile: 832-590-5294

Attn: Julie Kay Hardie

RE:	Seismic Exchange, Inc. Supplemental Agreement No. 14-1948 Dated: June 12, 2014

Virtus Oil and Gas Corp. ("Licensee") deems it necessary for Data and Derivatives, or portions thereof, under the Master Geophysical Data Use License (“License”) effective June 12, 2014 to be removed from Licensee’s premises for utilization by a Consultant. Licensee, pursuant to Paragraph 3.3.1 of the License, submits this request in writing to Seismic Exchange, Inc. ("Licensor") for removal of the Data and Derivatives by Robert D. Benson – Colorado School Of Mines ("Consultant"), whose address is Department of Geophysics, 1500 Illinois Street, Golden, Colorado 80401. Enclosed please find a copy of Licensee’s agreement with Consultant whereby Consultant agrees to the conditions set forth in the License, including, but not limited to, confidentiality of the Data and Derivatives, for such Consultant’s access to said Data and Derivatives for interpretation purposes on behalf of Licensee.

Although Consultant has contracted to provide consulting services for other clients, Licensee represents and warrants that Consultant shall only use the Data and Derivatives exclusively for work it is performing for Licensee. Licensee represents and warrants that Licensee shall be responsible for full compliance with the License by said Consultant. Licensee understands and agrees that upon the occurrence of any breach hereof by Licensee or Consultant, including, but not limited to, the unauthorized disclosure of the Data and Derivatives to a third party or use of the Data and Derivatives by Consultant for purposes other than for the benefit of Licensee, then in such event Licensee shall pay Licensor damages and a fee, but not as a penalty, equal to Licensor’s then current license fee for each linear or square mile of the Data and Derivatives involved in such breach or unauthorized disclosure or use. Licensee understands and acknowledges that Licensor may condition its consent on additional assurances, as Licensor deems necessary, to protect the confidentiality of the Data and Derivatives.

Please sign in the space provided and return a copy of same to the undersigned.

Very truly yours,

____________________________
For Virtus Oil and Gas Corp.

 Enclosure

AGREED THIS 12TH DAY OF JUNE, 2014.

_________________________________

Seismic Exchange, Inc.

SEI Reference Number: 14-1948     Page 3 of 3

SEI® Corpus Christi • Dallas • Denver • Houston • New Orleans • Tulsa